SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2009

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL	33331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On August 3, 2009, we issued a press release regarding our acquisition of EDC assets from Logos Technologies Ltd. (In Administration), a clinical EDC software provider registered in England (“Logos”), pursuant to an agreement by and between OmniComm, Ltd, a wholly-owned subsidiary of OmniComm and Logos acting by its joint administrators Anthony Robert Fanshawe and Julie Ann Palmer (“Agreement”). The Agreement provides for the purchase of certain assets from Logos, including certain Contracts, Goodwill, Intellectual Property, which includes software used to collect clinical trial data gathered while conducting Phase I clinical trials, Office Furniture, Plant and Machinery and Stocks in exchange for OmniComm’s consideration of £92,000 (approximately $155,000 USD). The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement, which is filed as Exhibit 10.29 hereto and is incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.29	Agreement by and between OmniComm, Ltd. and Logos Technologies, Ltd dated August 3, 2009
99.1	Press Release dated August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

August 4, 2009	By:	/s/ Ronald T. Linares
Ronald T. Linares
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.29	Agreement by and between OmniComm, Ltd. and Logos Technologies, Ltd dated August 3, 2009
99.1	Press Release dated August 3, 2009

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